UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c)      On September 28, 2006, TD AMERITRADE Holding Corporation appointed William J. Gerber as its chief financial officer effective as of September 30, 2006, the first day of the Company’s 2007 fiscal year, replacing John R. MacDonald, who became TD AMERITRADE’s chief operating officer. Prior to becoming chief financial officer, Mr. Gerber was the managing director of finance for TD AMERITRADE. Mr. Gerber is 48 years old and has been employed by TD AMERITRADE since March 1999, with roles of increasing responsibility in the areas of accounting, finance and treasury. He holds a B.B.A. in accounting from the University of Michigan and is a certified public accountant.
      Mr. MacDonald, who replaced Asiff S. Hirji as chief operating officer, is 50 years old and served as TD AMERITRADE’s chief financial officer since March 2000. He is a member of the board of directors of GFI Group, Inc. Mr. MacDonald and TD AMERITRADE are party to an employment agreement, dated May 23, 2006, described in a Current Report on Form 8-K filed on May 25, 2006, which description is incorporated by reference into this Current Report on Form 8-K.
      Mr. Hirji, who is 40 years old, joined TD AMERITRADE in April 2003. Prior to becoming chief operating officer in July 2005, he served as TD AMERITRADE’s chief information officer. From July 2002 until joining TD AMERITRADE, he served as vice president, partner of Bain & Company, where he was the leader of the IT Strategy practice. From July 2001 to June 2002, he served as President of Meralix, Inc., a firm specializing in turning around troubled portfolio companies for private equity funds. He is a member of the board of directors of Citrix Systems, Inc. Mr. Hirji and TD AMERITRADE are party to an employment agreement, dated May 23, 2006, described in a Current Report on Form 8-K filed on May 25, 2006, which description is incorporated by reference into this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: October 4, 2006	By:	/s/ William J. Gerber

Name: William J. Gerber
Title: Chief Financial Officer